[LOGO OF KANSAS CITY LIFE INSURANCE COMPANY]

                                KANSAS CITY LIFE
                                INSURANCE COMPANY
                                -----------------
          Broadway at Armour/Box 219139/Kansas City Missouri 64121-9139
                             Telephone (816)753-7000

April 20, 2007

Kansas City Life Insurance Company
3520 Broadway
Kansas City, MO 64111-2565

Re: Registration Statement

To Whom It May Concern:

In connection with the proposed registration under the Securities Act of 1933, as amended, of individual variable annuity contracts (the "Contracts") and interests in the Kansas City Life Variable Annuity Separate Account (the "Separate Account"), I have examined the documents relating to the establishment of the Separate Account by the Board of Directors of Kansas City Life Insurance Company (the "Company") as a separate account for assets applicable to variable annuity contracts, pursuant to Section 376.309 RSMo., as amended, and the Registration Statement, on Form N-4 (the "Registration Statement"), and I have examined such other documents and reviewed such matters of law as I deem necessary for this opinion, and I advise you that in my opinion:

1. The Separate Account is a separate account of the Company duly created and validly existing pursuant to the laws of the State of Missouri.

2. The Contracts, when issued in accordance with the Prospectus constituting a part of the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their respective terms.

3. The portion of the assets held in the Separate Account equal to reserves and other contract liabilities with respect to the Separate Account are not chargeable with liabilities arising out of any other business the Company may conduct.

I consent to the filing of this opinion as an exhibit to the Registration Statement and the use of my name under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement and to the references to me wherever appearing herein.

Yours very truly,

William A. Schalekamp